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                              EMPLOYMENT AGREEMENT


         Agreement dated as of April 1, 1996 between Total Technology Solutions, Ltd., a Barbados Corporation ("Company"), with its principal office at #6 Harbor Industrial Estate, Bridgetown, Barbados, W.I., and Srinivasan Viswanathan, the Executive, (Executive) residing at #158 South Point Row, Atlantic Shores, Christ Church, Barbados, W.I.

         The parties agree as follows:

         1. (a) The Company employs Srinivasan Viswanathan as President and Chief Operating Officer of Total Technology Solutions, Ltd., to carry out the duties and responsibilities more fully described in Exhibit A and as shall from time to time be assigned to him by the Company's Board of Directors. The Executive accepts such employment and agrees to devote his full time and effort to the business and affairs of the Company.

            (b) The term of Executive's employment shall commence on April 1, 1996 and terminate on the fourth anniversary thereof, unless sooner terminated pursuant to the provisions set forth below in paragraph 2 (the "Term"). Commencing on the fourth anniversary date of this Agreement, and on each anniversary thereafter, the Term shall automatically be extended for one additional year unless either party shall have notified the other party prior to such date that it does not wish to extend the Term.

            (c) The Company shall pay the Executive for all services to be rendered by him to the Company the compensation set forth in Exhibit B, payable during the Term in accordance with the Company's payroll practices for executive employees as in effect from time to time, but not less often than monthly.

            (d) During the Term, the Executive shall be entitled to receive reimbursement in accordance with the Company's established policies and procedures for all reasonable expenses incurred by him in connection with performance of his duties hereunder.

         2. (a) If, during the Term, the Executive is unable to perform his duties hereunder on account of illness, accident or other physical or mental incapacity, shall continue for a period of more than three consecutive months or four months out of any twelve period, the Company shall have the right, on two

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months written notice (given after such period) to Executive, to terminate this
Agreement. In such event, the Company shall be obligated to pay to Executive, his base salary for a period of one year following such termination, and shall have no further obligation to Executive hereunder. However, if prior to the date specified in such notice, the Executive's illness or incapacity shall have terminated and he shall all have taken up the performance of his duties hereunder, the Executive shall be entitled to renew his employment and receive the compensation payable hereunder as though such notice had not been given.

            (b) The Company may terminate the Executive's employment with the Company and all rights and obligations of the parties hereunder except with regard to this contract by a one (1) month prior written notice. Upon such termination Without Cause the Company shall provide Executive with the following: (i) if such termination Without Cause occurs during the first year of the Term, the Company shall continue to pay Executive his base salary hereunder for a period of four years and all benefits that are tied to a vesting schedule shall immediately vest; (ii) if such termination Without Cause occurs during the second year of the Term, the Company shall continue to pay Executive his base salary hereunder for a period of three years and all benefits that are tied to a vesting schedule shall immediately vest; (iii) if such termination Without Cause occurs during the third year of the Term, the Company shall continue to pay Executive his base salary hereunder for a period of two years and all benefits that are tied to a vesting schedule shall immediately vest; (iv) if such termination Without Cause occurs during the fourth year of the Term, the Company shall continue to pay Executive his base salary hereunder for a period of eighteen months and all benefits that are tied to a vesting schedule shall immediately vest, and (v) if such termination occurs at any time after the fourth year of the Term, the Company shall continue to pay Executive his base salary hereunder for a period of one year and all benefits that are tied to a vesting schedule shall immediately vest. Other than the payments set forth in this Section 2(c), the Company shall have no further obligation to Executive hereunder in the event of a termination Without Cause.

            (c) The Executive may terminate the Executive's employment with the Company and all rights and obligations of the parties hereunder except with regard to this contract by a one (1) month prior written notice to the other. At this time, all PRT stock option benefits that are tied to a vesting schedule shall immediately vest.

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            (d) The Company shall have the right to terminate this Agreement and Executive's employment by the Company immediately for justifiable Cause, which is limited to (i) a material breach by Executive of any material provision of this Agreement, (ii) any act of fraud, misappropriation of funds or embezzlement by the Executive in connection with his employment thereunder, and (iii) action by Executive constituting willful malfeasance having a materially adverse effect on the Company. Upon such termination, the company shall have no further obligations to Executive hereunder.

         3. Executive agrees with the Company that Executive will not during or after the Term disclose to anyone (except to the extent reasonably necessary for Executive to perform his duties hereunder) any "confidential information" as such terms is hereinafter qualified concerning the business or affairs of the Company which Executive may have acquired in the course of or as incident to his employment or prior dealings with the Company, including, without limitation, customer lists, business or trade secrets of, or methods or techniques used by, the Company or any information concerning its customers. For purposes of this Section, confidential information shall not include information which (i) is known to the public prior to the date of communication thereof by the Executive, (ii) becomes known to the public thereafter or other than through communications by Executive, or (iii) becomes known to Executive subsequent to the date of his termination of employment with the Company.

         4. (a) Executive acknowledges that his services and responsibilities are of unique and particular significance to the Company and that his position with the Company will give him a close knowledge of its policies and trade secrets. Executive agrees as follows: If prior to the expiration of the Term, he voluntarily resigns his employment with the Company or the Company terminates his employment for Cause, Executive will not, directly or indirectly, on behalf of himself or others, commencing with the date of termination and ending one year after the termination date, (A) compete directly or indirectly for any business opportunity that he knew about through his employment with Company, whether as an officer, director, employee, partner, investor, or agent of any company, (B) solicit or attempt to solicit any employee of the Company to terminate his or her employment by the Company, or (C) induce or attempt to induce any customer or independent contractor of the Company to terminate its relationship with or to take any action that would be disadvantageous to the business of, the Company. Notwithstanding the foregoing, the Executive may own solely as a passive investor up to 5% of the equity securities of any company which has a class of securities that are publicly traded.

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            (b) Executive acknowledges that the provisions of this Section are reasonable and necessary for the protection of the Company, and that each provision and the period of time, geographic areas and types and scope of restrictions on the activities specified herein are, and are intended to be, divisible. If any provision of this Section, including any sentence or part hereof, shall be deemed contrary to law or invalid on unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified and limited to the extent necessary to render this valid and enforceable. The parties acknowledge that the Company shall be entitled to all remedies provided for at last or in equity, including without limitation, an injunction to enforce the provisions of this Section. This Section shall not be the exclusive remedy available to the Company in the event of breach of this Agreement and the rights and remedies provided for in this Section shall be in addition to any other rights and remedies available to the Company.

         5. Executive represents and warrants to the Company that he is not under any obligation of a contractual or other nature to any person, firm or corporation other than the Company which would be inconsistent or in conflict with this Agreement at the time Executive works on a full time basis with the Company.

         6. (a) This Agreement contains the entire agreement between the parties hereto, supersedes and nullifies all prior understandings, promises and undertakings, if any, made orally or in writing by or on behalf of the parties with respect to the subject matter hereof, and may not be modified or terminated orally. This Agreement shall be construed and governed in accordance with the laws of the State of New York.

            (b) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Executive and his heirs, executors, administrators and legal representatives, but no right or responsibility the Executive hereunder may be assigned, pledged or encumbered by him without the written consent of the Company.

            (c) Any notice referred to herein shall be sufficient if furnished in writing, and delivered in person or mailed by overnight courier or certified mail (return receipt requested) to the respective parties at his address set forth

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above or such other address as either party from time to time shall designate in writing.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the data first written.


PRT GROUP INC.


BY: /s/ IRWIN SITKIN                             /s/ SRINVASAN VISWANATHAN
    ----------------------------                 ----------------------------
    Irwin Sitkin                                 Srinvasan Viswanathan
    Member, Board of Directors                   Executive


Witnessed by:

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